                                UNDERWRITING AGREEMENT



                                       between


                             EQUIVANTAGE ACCEPTANCE CORP.


                                         and


                         PRUDENTIAL SECURITIES INCORPORATED,
                        as Representative of the Underwriters






                      EquiVantage Home Equity Loan Trust 1997-4
              Home Equity Loan Asset-Backed Certificates, Series 1997-4





November 25, 1997

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                                  TABLE OF CONTENTS

                                                                            Page

SECTION I.  Representations and Warranties of the Company......................3
SECTION II.  Purchase and Sale.................................................7
SECTION III.  Delivery and Payment.............................................7
SECTION IV.  Offering by the Underwriters......................................8
SECTION V.  Covenants of the Company..........................................11
SECTION VI.  Conditions to the Underwriters' Obligations......................14
SECTION VII.  Payment of Expenses.............................................26
SECTION VIII.  Indemnification and Contribution...............................27
SECTION IX.  Representations, Warranties and Agreements to Survive Delivery...30
SECTION X.  Default by an Underwriter.........................................30
SECTION XI.  Termination of Agreement.........................................31
SECTION XII.  Notices.........................................................31
SECTION XIII.  Persons Entitled to the Benefit of this Agreement..............31
SECTION XIV.  Survival........................................................32
SECTION XV.  Definition of the Term "Business Day"............................32
SECTION XVI.  Governing Law; Submission to Jurisdiction.......................32
SECTION XVII.  Counterparts...................................................32
SECTION XVIII.  Headings......................................................32
SECTION XIX.  Amendments and Waivers..........................................32


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                                                               November 25, 1997



                                UNDERWRITING AGREEMENT


Prudential Securities Incorporated
First Union Capital Markets Corp.
c/o Prudential Securities Incorporated,
    as Representative of the Underwriters
    named in Schedule II hereto
One New York Plaza
New York, New York  10292

Ladies and Gentlemen:

    EquiVantage Acceptance Corp., a Delaware corporation (the "Company"), hereby confirms its agreement to sell to Prudential Securities Incorporated and First Union Capital Markets Group (the "Underwriters") the Home Equity Loan Asset-Backed Certificates, Series 1997-4, of the classes, and in the respective original principal amounts or notional amounts, as the case may be, set forth in
Schedule I hereto (the "Offered Certificates"), evidencing fractional, undivided beneficial ownership interests in the EquiVantage Home Equity Loan Trust 1997-4 (the "Trust") consisting of two segregated pools of fixed-rate and adjustable-rate closed-end home equity mortgage loans secured by first or junior mortgages or deeds of trust on one- to four-family residential properties (the "Home Equity Loans") and related property (collectively, the "Trust Fund"). The Underwriters are purchasing, severally, only the Offered Certificates set forth opposite their names in Schedule II, except that the amounts purchased by the Underwriters may change in accordance with Section X of this Agreement. Prudential Securities Incorporated is acting as representative of the Underwriters and in such capacity is hereafter referred to as the "Representative". The Home Equity Loans will be acquired by the Company from EquiVantage Inc., a Delaware corporation ("EquiVantage Inc."), pursuant to a transfer agreement, dated as of December 1, 1997 (the "Master Loan Transfer Agreement"), and the related conveyance agreement, dated as of December 1, 1997 (the "Conveyance Agreement" and, together with the Master Loan Transfer Agreement, the "Purchase Agreements"). The Home Equity Loans will be of the type and will have the characteristics described in the Prospectus Supplement (hereinafter defined), subject to the variances, ranges, minimums and maximums set forth in the Prospectus Supplement, and will have the aggregate principal balance set forth in the Prospectus Supplement, subject to an upward or downward variance in principal balance not to exceed the percentage set forth in the Prospectus Supplement, the precise aggregate principal balance within such range to be determined by the Company in its sole discretion.

    The Trust, which will issue the Offered Certificates, together with other classes of certificates not being sold to the Underwriters hereunder (the "Private Certificates" and, collectively with the Offered Certificates, the "Certificates"), will be established under a pooling and servicing agreement, dated as of December 1, 1997 (the "Pooling and Servicing Agreement"), among the Company, as seller (in such capacity, the "Seller"), EquiVantage Inc., as servicer (in such capacity, the "Servicer") and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"). A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement (hereinafter defined).

    The Offered Certificates will have the benefit of a financial guaranty insurance policy (the "Certificate Insurance Policy") issued by Financial Guaranty Insurance Company (the "Certificate Insurer"). The Certificate Insurance Policy will be issued pursuant to the insurance agreement, dated as of December 1, 1997 (the "Insurance Agreement"), among the Certificate Insurer, the Company and the Servicer.

    The Offered Certificates of each class will be issued in the minimum denominations and will have the terms set forth in the Prospectus Supplement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

    The Company has prepared a registration statement on Form S-3 (No. 333-22343), including a prospectus, and has filed such registration statement with the Securities and Exchange Commission (the "Commission") and has filed with, or transmitted for filing to or shall promptly hereafter file with or transmit for filing to the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Certificates pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the Commission thereunder. Copies of the registration statement have been delivered by the Company to the Representative. As used herein, the term "Registration Statement" means such registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Base Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement. As used herein, the terms "Registration Statement", "preliminary prospectus" or "Prospectus" shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act specifically relating to the terms of the Certificates or the Trust, which documents were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date on which the Registration Statement, as amended, became effective or the issue date of such preliminary prospectus or the date on which the Prospectus is filed pursuant to Rule 424 of the Rules and Regulations, as the case may be; and as used herein, the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date on which the Registration Statement became effective or the issue date of any preliminary prospectus or the date on which the Prospectus is filed pursuant to Rule 424 of the Rules and Regulations, as the case may be, deemed to be incorporated therein by reference.

    SECTION I. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

    A. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending or, to the Company's knowledge, threatened by the Commission.

    B. The Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, conform, and the Registration Statement and the Prospectus as revised, amended or supplemented and filed with the Commission prior to the termination of the offering of the Offered Certificates, as of their respective effective or issue dates, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations applicable to such documents as of such respective dates; the Registration Statement and the Prospectus as revised, amended or supplemented and filed with the Commission as of the Closing Date (as defined herein) will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations applicable to such documents as of the date hereof and as of the Closing Date. The Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date of the Prospectus Supplement, and the Prospectus as revised, amended or supplemented and filed prior to the Closing Date, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to (1) information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company in writing by any Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto and (2) any information in any Computational Materials or ABS Term Sheets (each as hereinafter defined) required to be provided by any Underwriter to the Company pursuant to Section IV.B. There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations that have not been so filed or incorporated by reference therein on or prior to the effective date thereof other than such documents or materials, if any, as any Underwriter delivers to the Company pursuant to Section IV.B hereof for filing on Form 8-K.

    C. Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, financial condition or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

    D. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification; the Company has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Purchase Agreements and to cause the Certificates to be issued.

    E. There are no actions, proceedings or investigations pending with respect to which the Company has received service of process before or threatened by any court, administrative agency or other tribunal to which the Company is a party or of which any of its properties is the subject (a) that if determined adversely to the Company would have a material adverse effect on the business or financial condition of the Company, (b) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Purchase Agreements or the Certificates, (c) seeking to prevent the issuance of the Certificates or the consummation by the Company of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or the Purchase Agreements, as the case may be, (d) that might individually or in the aggregate materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Purchase Agreements or the Certificates or (e) that might adversely affect the federal income tax attributes of the Certificates as described in the Prospectus.

    F. This Agreement has been duly authorized, executed and delivered by the Company. At or prior to the Closing Date, the Pooling and Servicing Agreement, the Insurance Agreement and the Purchase Agreements will have been duly authorized, executed and delivered by the Company and will conform in all material respects to the descriptions thereof contained in the Prospectus. Assuming the valid execution and delivery thereof by the other parties thereto, this Agreement constitutes, and the Pooling and Servicing Agreement and the Insurance Agreement, will constitute, legal, valid and binding instruments enforceable against the Company in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement and the Insurance Agreement, limitations of public policy under applicable securities laws.

    G. The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Purchase Agreements by the Company

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and the consummation of the transactions contemplated hereby and thereby, compliance with the provisions thereof and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party, by which the Company is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Company, nor will such actions result in any violation of the provisions of the charter documents or the by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Company. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Company, which materially and adversely affects, or is reasonably likely in the future to materially and adversely affect, (i) the ability of the Company to perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement or (ii) the business, operations, results of operations, financial position, income, properties or assets of the Company.

    H. The Company has no reason to know that KPMG Peat Marwick LLP are not independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations.

    I. The direction by the Company to the Trustee to execute, authenticate, issue and deliver the Certificates has been duly authorized by the Company and, assuming the Trustee has been duly authorized to do so, when executed, authenticated, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

    J. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Offered Certificates to the Underwriters, or the consummation by the Company of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or the Purchase Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or as have been obtained.

    K. The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and there are no

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proceedings pending with respect to which the Company has received service of process or, to the best knowledge of the Company, threatened relating to the revocation or modification of any such license, certificate, authority or permit that if decided adversely to the Company would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

    L. At the time of execution and delivery of the Pooling and Servicing Agreement by the parties thereto, the Company will: (i) have good title to the Home Equity Loans being conveyed by the Company, in its capacity as Seller thereunder, to the Trust pursuant to the terms of the Pooling and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), except to the extent permitted in the Pooling and Servicing Agreement; (ii) not have assigned to any person any of its right or title in the Home Equity Loans, in the Pooling and Servicing Agreement or in the Certificates being issued pursuant thereto; and (iii) have the power and authority, in its capacity as Seller thereunder, to convey its interest in the Home Equity Loans to the Trust pursuant to the terms of the Pooling and Servicing Agreement and to sell the Offered Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trust will have acquired beneficial ownership of all of the Company's right, title and interest in and to the Home Equity Loans free of Liens other than Liens permitted by the Pooling and Servicing Agreement. Upon payment by and delivery to the Underwriters of the Offered Certificates, the Underwriters will have good title to the Offered Certificates, free of any Liens other than Liens permitted by the Pooling and Servicing Agreement.

    M. As of the Cut-off Date, each of the Home Equity Loans will meet the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus in all material respects.

    N. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust created thereby is not required to be registered thereunder, and the Company is not an "investment company" as such term is defined, under the Investment Company Act of 1940, as amended (the "1940 Act").

    O. At the Closing Date, the Offered Certificates will conform in all material respects to the descriptions thereof contained in the Prospectus. The Offered Certificates will be duly and validly authorized and, when duly and validly executed, authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement and sold to the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

    P. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Certificates have been paid or will be paid at or prior to the Closing Date, except for fees for recording assignments of the Home Equity Loans to the Trustee pursuant to

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the Pooling and Servicing Agreement that have not yet been completed, which fees will be paid by or on behalf of the Company in accordance with the Pooling and Servicing Agreement.

    Q. At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement and the Insurance Agreement will be true and correct in all material respects.

    R. The transfer of the Home Equity Loans to the Trust at the Closing Date will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

    S. The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information or (ii) any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiating or threatening of any proceeding for such purpose.

    Any certificate signed by an officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with an offering of the Offered Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section I are made.

    SECTION II. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to instruct the Trustee to issue the Offered Certificates and agrees to sell, and each Underwriter agrees (except as provided in Sections X and XI hereof), severally and not jointly, to purchase from the Company, the respective principal amount of Offered Certificates set forth opposite its name in Schedule II hereto, at the respective price, plus interest accrued, if any, at the related pass-through rate on the aggregate original principal amount or notional amount thereof from the date specified in Schedule I to, but not including, the Closing Date, for each such class set forth therein.

    SECTION III. Delivery and Payment. The Offered Certificates shall be delivered at the office and on the date and time specified in Schedule I attached hereto, which place, date and time may be changed by agreement between the Representative and the Company (such date and time of delivery of and payment for such Offered Certificates being referred to herein as the "Closing Date"). Delivery of the Offered Certificates shall be made to the Representative for the accounts of the Underwriters through The Depository Trust Company against payment of the purchase price thereof to or upon the order of the Company by wire transfer in immediately available funds.

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    SECTION IV.  Offering by the Underwriters.

    A. It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Offered Certificates for sale as set forth in the Prospectus and that the Underwriters will not offer, sell or otherwise distribute the Offered Certificates (except for the sale thereof in exempt transactions) in any state in which the Offered Certificates are not exempt from registration under "blue sky" or state securities laws (except where the Offered Certificates will have been qualified for offering and sale at the Representative's direction under such "blue sky" or state securities laws).

    B. It is understood that the Underwriters may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets in connection with the offering of the Offered Certificates, subject to the following conditions:

         1. In connection with the use of Computational Materials, the Underwriters shall comply with all applicable requirements of the No-Action Letter, dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Division of Corporation Finance of the Commission in response to the request of the Public Securities Association ("PSA"), dated May 24, 1994 (collectively, the "Kidder/PSA Letters"), as well as the PSA Letter referred to below. In connection with the use of ABS Term Sheets, the Underwriters shall comply with all applicable requirements of the No-Action Letter, dated February 17, 1995, issued by the Division of Corporation Finance to the Commission to PSA (the "PSA Letter" and, together with the Kidder/PSA Letters, the "No-Action Letters").

         2. The term "Computational Materials" as used herein shall have the meaning given to such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriters. The terms "ABS Term Sheets", "Collateral Term Sheets" and "Structural Term Sheets" as used herein shall have the meanings given to such terms in the PSA Letter, but shall include only those ABS Term Sheets, Collateral Term Sheets or Structural Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriters.

         3. All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page in a form previously agreed upon by the Company and the Underwriters.

         4. Any Computational Materials and ABS Term Sheets are subject to review by and approval of the Company prior to their distribution to any prospective investors
    and a copy of such Computational Materials and ABS     Term Sheets as are
    delivered to prospective investors shall, in addition to     the foregoing
    delivery requirements, to be delivered to the Company simultaneously with delivery to prospective investors.

         5. The Underwriters shall provide to the Company, for filing on Form 8-K as provided in Section V.N, five copies (in such format as required by the Company) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. Each delivery of Computational Materials or ABS Term Sheets to the Company pursuant to this paragraph shall be effected by delivering four copies of such material to counsel for the Company on behalf of the Company and one copy of such materials to the Company. The Underwriters may provide copies of the foregoing in a consolidated or aggregate form that includes all information required to be filed. All Computational Materials and ABS Term Sheets described in this Section must be provided to the Company not later than 10:00 a.m. New York time on the Business Day before the date on which filing thereof is required pursuant to the terms of this Agreement. Each Underwriter agrees that it will not provide to any investor or prospective investor in the Offered Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Company pursuant to this Section (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Company in accordance with this Section for filing pursuant to Section V.N), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

         6. All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Home Equity Loans that are incorrect, that differ from the final information about the Mortgage Pool in any material respect or on Certificate structuring terms that were revised in any material respect prior to the printing of the Prospectus, to the extent the Prospectus does not specifically correct such inaccuracies, the Underwriters shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final information about the Mortgage Pool and structuring assumptions, circulate such revised Computational Materials or ABS Term Sheets, as the case may be, to all recipients of the preliminary versions thereof that indicated orally to an Underwriter that they would purchase all or any portion of the Offered Certificates and include such revised Computational Materials or ABS Term Sheets (marked "as revised") in the materials delivered to the Company pursuant to Section IV.B.5.

         7. The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that (i) in the reasonable determination of the Company and the Underwriters are not required to be filed pursuant to the No-Action Letters or (ii) have been determined to contain any material error or omission, provided that, at the request of an Underwriter, the Company will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated ____________, as corrected". In the event that at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgement of the Company or the Underwriters to contain a material error or omission, the applicable Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected version of such Computational Materials or ABS Term Sheets to all recipients of the prior version thereof that either indicated orally to such Underwriter that they would purchase all or any portion of the Offered Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked "as corrected") to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials or ABS Term Sheets, which shall be at the expense of the applicable Underwriter or Underwriters).

    C. Each Underwriter represents and warrants and agrees with the Company that, as of the date hereof and as of the Closing Date, that: (i) the Computational Materials and ABS Term Sheets furnished to the Company pursuant to
Section IV.B.5 constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the Offered Certificates in accordance with the No-Action Letters, and such Computational Materials and ABS Term Sheets comply with the requirements of the No-Action Letters; (ii) on the date any such Computational Materials and ABS Term Sheets with respect to such Certificates (or any written or electronic materials furnished to prospective investors on which the Computational Materials and ABS Term Sheets are based) were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section IV.B.5 and on the related Closing Date, such Computational Materials and ABS Term Sheets (or materials) were accurate in all material respects when read in conjunction with the Prospectus (taking into account the assumptions explicitly set forth in the Computational Materials), except to the extent of any errors therein that are caused by errors in the Mortgage Pool information provided to the Underwriters by the Company; (iii) the Underwriters have not and will not represent to potential investors that any Computational Materials or ABS Term Sheets were prepared or disseminated on behalf of the Company; and (iv) all Computational Materials and ABS Term Sheets (or underlying materials distributed to prospective investors on which the Computational Materials and ABS Term Sheets were based) contained and will contain the legend in the form previously agreed upon by the Company and the Underwriters as required by Section IV.B.3.

         Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials or ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials or ABS Term Sheets are based) included or will include any inaccurate statement resulting directly from any error contained in the Mortgage Pool information provided to the Underwriters by the Company.

    D.   Each Underwriter that delivers any Computational Materials and ABS
Term Sheets to the Company shall deliver to the Company a certificate, dated as of the date hereof, to the effect that the representations and warranties of the Underwriter contained in this Section IV are true and correct as of such date. If an Underwriter does not provide any Computational Materials or ABS Term Sheets to the Company pursuant to Section IV.B.4, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offered Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and the Underwriter shall provide the Company with a certification to that effect on the Closing Date.

    SECTION V.  Covenants of the Company.  The Company agrees as follows:

    A. To prepare the Prospectus in a form approved by the Underwriters and to transmit such Prospectus to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations by means reasonably calculated to result in filing with the Commission pursuant to said rule and, if necessary, within 15 days after the initial issuance of the Offered Certificates or, in the case of a series of Certificates including a "forward purchase commitment," within 15 days of the end of the related acquisition period, to transmit for filing with the Commission a report on Form 8-K for purposes of filing the Pooling and Servicing Agreement, and will promptly advise the Underwriters when the Prospectus is so filed.

    B. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission, but to make no further amendment or any revision of or supplement to the Registration Statement or to the Prospectus prior to the Closing Date (other than any such amendment, revision or supplement that does not relate to the Offered Certificates), except as otherwise permitted herein.

    C. To furnish the Representative and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Representative for the filing of the following documents relating to the Certificates: (i) amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or (ii) the Prospectus pursuant to Rule 424 of the Rules and Regulations.

    D. Prior to the termination of the offering of the Offered Certificates, to promptly advise the Representative (i) when any amendment to the Registration Statement has been filed or has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Offered Certificates), (ii) of any request by the Commission of any amendment of the Registration Statement or the Prospectus or for any additional information (unless such request for additional information does not relate to the Offered Certificates), (iii) of any written notification received by the Company of the suspension of qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Company, the threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

    E. To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Certificates.

    F. To furnish promptly to the Underwriters and to counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto filed with the Commission (including exhibits) and, so long as delivery of a prospectus relating to the Offered Certificates is required under the Securities Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

    G. If at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Rules and Regulations or the Exchange Act, to notify the Underwriters and, upon an Underwriter's request, to prepare and file with the Commission a revision, amendment or supplement that will correct such statement or omission or effect such compliance, and to furnish without charge to the Underwriters as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that corrects such statement or omission or effects such compliance.

    H. To make generally available to holders of the Offered Certificates as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, a statement of earnings of the Trust (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

    I. To use its best efforts, in cooperation with the Underwriters, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Certificates. The Company will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been so qualified.

    J. So long as the Offered Certificates shall be outstanding, to cause the Trustee, pursuant to the Pooling and Servicing Agreement, to deliver to the Underwriters as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance delivered to the Trustee pursuant to the Pooling and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the Pooling and Servicing Agreement; (iii) each report of the Company regarding the Offered Certificates filed with the Commission under the Exchange Act or mailed to the holders of the Offered Certificates; and (iv) from time to time, any other information concerning the Trust filed with any government or regulatory authority that is otherwise publicly available, as the Representative may reasonably request.

    K. To apply the net proceeds from the sale of the Offered Certificates in the manner set forth in the Prospectus.

    L. During a period of seven calendar days from the Closing Date, neither the Company nor any trust established, directly or indirectly, by the Company will, without the Representative's prior written consent (which consent shall not be unreasonably withheld), offer or sell mortgage pass-through certificates backed by mortgage loans, except pursuant to this Agreement.

    M. To enter into the applicable agreements to which it is a party pursuant to the Pooling and Servicing Agreement, on or prior to the Closing Date, and to cause to be delivered to the Trustee the Insurance Policy issued by the Certificate Insurer.

    N. To cause any Computational Materials with respect to the Certificates that are delivered to the Company as provided in Section IV.B.5 to be filed with the Commission on a Current Report on Form 8-K at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act; to cause any ABS Term Sheets with respect to the Certificates that are delivered to the Company as provided in Section IV.B.5 to be filed with the Commission on one or more Current Reports on Form 8-K (i) at or before the time of filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations in the case of Structural Term Sheets, and (ii) within two Business Days of first use in the case of Collateral Term Sheets. Prior to any such filing of Computational Materials or ABS Term Sheets (other than any Collateral Term Sheets that are not based on Mortgage Pool information provided to the Underwriters by the Company) by the Company, however, the Underwriters must comply with their obligations pursuant to Section IV.B and the Company must receive a letter from KPMG Peat Marwick LLP, certified public accountants, satisfactory in form and substance to the Company and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriters to the Company for filing on Form 8-K, as provided in Section IV.B and this Section V.N, is accurate except as to such matters that are not deemed by the Company to be material. The foregoing letter shall be at the expense of the Company. The Company shall file any corrected Computational Materials or ABS Term Sheets described in Section IV.B.7 as soon as practicable following receipt thereof.

    SECTION VI. Conditions to the Underwriters' Obligations. The obligations of the Underwriters to purchase the Offered Certificates pursuant to this Agreement are subject to: (i) the accuracy in all material respects of the representations and warranties on the part of the Company herein contained as of the date hereof and as of the Closing Date; (ii) the performance in all material respects by the Company of all of its obligations hereunder; (iii) the accuracy of the statements of the Company made in any certificate or other document delivered pursuant to the provisions hereof; and (iv) the following conditions as of the Closing Date:

    A. The Underwriters shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company's knowledge, threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with. The Prospectus shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

    B. The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact that, in the opinion of counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading, and the Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact that, in the opinion of counsel for the Underwriters, is material and is necessary to make the statements therein not misleading in light of the circumstances under which they were made.

    C. All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Purchase Agreements, the Certificates, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be satisfactory in all respects to counsel for the Underwriters; the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters. The Representative shall have received the Pooling and Servicing Agreement and the Offered Certificates in form and substance satisfactory to the Representative, duly executed by all signatories required pursuant to the respective terms thereof.

    D. The Company shall have furnished to the Underwriters a written opinion, dated the Closing Date, of Andrews & Kurth L.L.P., counsel to the Company, addressed to the Underwriters, in form and substance satisfactory to the Underwriters, to the effect that:

         1. The Pooling and Servicing Agreement, the Insurance Agreement and the Purchase Agreements, assuming the due authorization, execution and delivery by parties thereto other than the Company and the Servicer, constitute the legal, valid and binding obligations of the Company and the Servicer, as applicable, enforceable against the Company and the Servicer, as applicable, in accordance with their respective terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         2. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company.

         3. Each Offered Certificate, when duly executed and authenticated as specified in the Pooling and Servicing Agreement and delivered pursuant to the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement afforded by such Offered Certificate.

         4. To the best knowledge of such counsel, no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required to be obtained for the execution, delivery and performance of this Agreement or any of the Pooling and Servicing Agreement, the Insurance Agreement or the Purchase Agreements or the consummation of any of the transactions contemplated thereby by the Company or the Servicer, as the case may be, except such as may be required under the "blue sky" or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Offered Certificates, any recordations of the assignment of the Home Equity Loans to the Trustee (to the extent such recordations are required pursuant to the Pooling and Servicing Agreement) that have not yet been completed and such other approvals as have been obtained.

         5. The conditions to the use by the Company of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

         6. The Registration Statement and any amendments thereto have become effective under the Securities Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the Computational Materials, any ABS Term Sheets and any financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations, and such counsel does not know of any amendment to the Registration Statement required to be filed.

         7. The statements set forth in the Base Prospectus under the captions "Description of the Securities" and "The Pooling and Servicing Agreement" and in the Prospectus Supplement under the captions "Description of the Certificates" and "The Pooling and Servicing Agreement," to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

         8. The statements set forth in the Base Prospectus and the Prospectus Supplement, as the case may be, under the captions "ERISA Considerations," "Material Federal Income Tax Consequences," "Legal Investment Matters" and "Certain Legal Aspects of Mortgage Loans and Related Matters," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, provide a fair and accurate summary of such law or legal conclusions.

         9. The Pooling and Servicing Agreement, the Certificates and the Purchase Agreements conform in all material respects to the description thereof contained in the Prospectus.

         10. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the 1940 Act.

         11. To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending that would adversely affect the status of the Trust as a REMIC.

         12. Assuming that the Trustee causes certain assets of the Trust, as the Trustee has covenanted to do in the Pooling and Servicing Agreement, to be treated as one or more "real estate mortgage investment conduits" ("REMICs"), as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and the parties to the Pooling and Servicing Agreement comply with the terms thereof, such assets of the Trust will be treated as one or more REMICs, the Offered Certificates will be treated as the "regular interests" in a REMIC and a specified class of the Private Certificates will be treated as the "residual interest" in a REMIC.
    Neither the Trust nor certain assets and accounts are subject to tax upon its income or assets by any taxing authority of the State of New York or the City of New York.

    Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that no facts have come to the attention of such counsel that lead them to believe that: (a) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein misleading (except as to the financial, numerical, statistical and quantitative information included in the Registration Statement or incorporated by reference therein, as to which such counsel need not make any statement); (b) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to the Computational Materials, ABS Term Sheets and the financial, numerical, statistical and quantitative information included in the Prospectus or incorporated by reference therein and statements in the Prospectus with respect to the Certificate Insurer, as to which such counsel need not make any statement); or (c) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date (other than any document filed at the request of an Underwriter to the extent such document relates to Computational Materials or ABS Term Sheets) contained, as of the time it became effective or was filed with the Commission, as the case may be, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    In rendering such opinion or making such statement, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company. Such opinions and written statements may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company. Such opinion may be qualified as an opinion only on the corporate laws of the State of Delaware, the laws of the State of New York and the federal laws of the United States.

    E. The Underwriters shall have received the favorable opinion, dated the Closing Date, of Andrews & Kurth L.L.P., counsel to the Company, addressed to the Company and satisfactory to the Certificate Insurer, the nationally recognized statistical rating organizations named in the Prospectus Supplement (the "Rating Agencies") and the Underwriters, with respect to certain matters relating to the transfer of the Home Equity Loans to the Company and from the Company to the Trust, and such counsel shall have consented to reliance on such opinion by the Certificate Insurer, the Rating Agencies and the Underwriters as though such opinion had been addressed to each such party.

    F. Karen S. Crawford, Esq., counsel to the Servicer, shall have furnished to the Underwriters her written opinion, as counsel to the Servicer, addressed to the Underwriters and the Company and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

         1. The Servicer is validly existing in good standing as a corporation under the laws of the State of Delaware.

         2. The Servicer has full corporate power and authority to serve in the capacity of servicer of the related Home Equity Loans as contemplated in the Pooling and Servicing Agreement.

         3. The Pooling and Servicing Agreement and the Insurance Agreement have been duly authorized, executed and delivered by the Servicer and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, constitute the legal, valid and binding agreements of the Servicer, enforceable against it in accordance with their terms, except as enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion, with respect to such remedies, of the court before which any proceedings with respect thereto may be brought.

         4. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Servicer is required for the consummation by the Servicer of the transactions contemplated by the Pooling and Servicing Agreement and the Insurance Agreement, except such consents, approvals, authorizations, registrations and qualifications as have been obtained.

         5. The execution, delivery or performance by the Servicer of the Pooling and Servicing Agreement or the Insurance Agreement and the transactions contemplated thereby do not (A) conflict with or result in a breach of, or constitute a default under, (i) any term or provision of the charter documents or the by-laws of the Servicer; (ii) any term or provision of any material agreement, deed of trust, mortgage loan agreement, contract, instrument or indenture, or other agreement to which the Servicer is a party or is bound or to which any of the property or assets of the Servicer or any of its subsidiaries is subject; (iii) to the best of such counsel's knowledge, without independent investigation, any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Servicer; or (iv) any law, rule or regulation applicable to the Servicer; or (B) to the best of such counsel's knowledge, without independent investigation, result in the creation or imposition of any lien, charge or encumbrance upon the Trust or upon the Certificates.

         6. There are no actions, proceedings or investigations pending with respect to which the Servicer has received service of process before, or to the best of such counsel's knowledge, without independent investigation, threatened against the Servicer by any court, administrative agency or other tribunal (a) asserting the invalidity of the Pooling and Servicing Agreement, the Insurance Agreement or the Certificates, (b) seeking to prevent the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement or (c) that would materially adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement or the Insurance Agreement.

    G. Karen S. Crawford, Esq., counsel to the Company, shall have furnished to the Underwriters such counsel's written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

         1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business in, and is in good standing as a foreign corporation under the laws of, each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where any such failure would not have a material adverse effect on the Company's ability to perform its obligations under this Agreement, the Pooling and Servicing Agreement or the Insurance Agreement); the Company has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Purchase Agreements, and to cause the Certificates to be issued.

         2. The Company is not in violation of its charter documents or the by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition of the Company or that might materially and adversely affect the properties or assets, taken as a whole, of the Company.

         3. This Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Purchase Agreements have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute valid and binding obligations, enforceable against the Company, in accordance with their respective terms, except as enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement and the Insurance Agreement, limitations of public policy under applicable securities laws.

         4. The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Purchase Agreements by the Company, the consummation of the transactions contemplated hereby and thereby and the issuance and delivery of the Certificates do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Company, (ii) result in a violation of the provisions of the charter documents or the by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Company, or (iii) result in the creation or imposition of any lien, charge or encumbrance upon the Trust or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

         5. The direction by the Company to the Trustee to execute, issue, authenticate and deliver the Certificates has been duly authorized by the Company and, assuming that the Trustee has been duly authorized to do so, when executed by the

    Company and authenticated and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

         6. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates, and the sale of the Offered Certificates to the Underwriters, or the consummation by the Company of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act or state securities or "blue sky" laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or as have been previously obtained.

         7. There are no actions, proceedings or investigations pending with respect to which the Company has received service of process before or, to the best of such counsel's knowledge, without independent investigation, threatened by any court, administrative agency or other tribunal to which the Company is a party or of which any of its properties is the subject:
    (a) that if determined adversely to the Company would have a material adverse effect on the business, results of operations or financial condition of the Company; (b) asserting the invalidity of the Pooling and Servicing Agreement, the Insurance Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Company of any of the transactions contemplated by the Pooling and Servicing Agreement, the Insurance Agreement or this Agreement, as the case may be; or (d) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Insurance Agreement, this Agreement or the Certificates.

         8. The Certificates have been duly and validly authorized and issued, and, immediately prior to the sale of the Offered Certificates to the Underwriters, such Certificates are owned by the Company, free and clear of all Liens.

    H. The Underwriters shall have received the favorable opinion of counsel (which may be in-house counsel) to the Trustee, dated the Closing Date, addressed to the Underwriters and in form and scope satisfactory to counsel to the Underwriters, to the effect that:

         1. The Trustee is a national banking association duly incorporated and validly existing under the laws of the United States of America.

         2. The Trustee has the full power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement and to execute, countersign and deliver the Certificates.

         3. The execution and delivery by the Trustee of the Pooling and Servicing Agreement and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement have been duly authorized by all necessary actions of the Trustee.

         4. The Pooling and Servicing Agreement is a valid and legally binding obligation of the Trustee, enforceable against the Trustee, in accordance with its terms, except as enforcement thereof may be limited by
    (a) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         5. The execution and delivery by the Trustee of the Pooling and Servicing Agreement does not (a) violate the charter documents or the by-laws of the Trustee, (b) to such counsel's knowledge, violate any judgment, decree or order of any state or federal court or other state or federal governmental authority by which the Trustee is bound or (c) assuming the non-existence of any judgment, decree or order of any court or other governmental authority that would be violated by such execution and delivery, violate any state or federal statute, rule or regulation or require any consent, approval or authorization of any state or federal court or other state or federal governmental authority to which the Trustee is bound.

         6. The Certificates have been duly authenticated, executed and delivered by the Trustee.

         7. If the Trustee were acting in the stead of the Servicer under the Pooling and Servicing Agreement as of the date of such opinion, the Trustee would have full power and authority to perform the obligations of the Servicer under the Pooling and Servicing Agreement.

         8. To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority that, if decided adversely to the Trustee, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement.

    In rendering such opinion or making such statement, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Trustee. Such opinions and written statements may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee. Such opinion may be qualified as an opinion only on the laws of the state where the Trustee is located and the State of New York and the federal laws of the United States.

    I. The Underwriters shall have received a favorable opinion or opinions, dated the date of the Closing Date, of counsel for the Underwriters, with respect to the issuance and sale of the Offered Certificates, this Agreement, the Prospectus and such other related matters as the Underwriters may reasonably require.

    J. The Underwriters shall have received a favorable opinion, dated the Closing Date, from counsel to the Certificate Insurer (which may be in-house counsel) in form and scope satisfactory to counsel for the Underwriters, substantially to the effect that:

         1. The Certificate Insurer is a stock insurance corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. The Certificate Insurer is validly licensed and authorized to issue the Certificate Insurance Policy and perform its obligations under the Insurance Agreement in accordance with the terms thereof under the laws of the State of New York.

         2. The Certificate Insurer has the corporate power to execute and deliver, and to take all action required of it under, the Insurance Agreement and the Certificate Insurance Policy.

         3. The execution, delivery and performance by the Certificate Insurer of the Certificate Insurance Policy and the Insurance Agreement are within the corporate power of the Certificate Insurer and have been authorized by all necessary corporate action on the part of the Certificate Insurer, and do not require the consent or approval of, the giving of notice to, the prior registration with, or the taking of any other action in respect of any state or other governmental agency or authority that has not previously been obtained or effected.

         4. The Certificate Insurance Policy and the Insurance Agreement have been duly authorized, executed and delivered by the Certificate Insurer and constitute legal, valid and binding agreements of the Certificate Insurer, enforceable against the Certificate Insurer in accordance with their terms, except as enforcement thereof may be limited by (x) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfer or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to the Certificate Insurer and (y) the qualification that the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought.

         5. To the extent the Certificate Insurance Policy constitutes a security within the meaning of Section 2(l) of the Securities Act, it is a security that is exempt from the registration requirements of the Securities Act.

         6. The information set forth under the captions "The Certificate Insurer" and "The Certificate Insurance Policy" in the Prospectus Supplement are materially correct and, insofar as such information constitutes a description of the Certificate Insurance Policy, accurately summarizes the Certificate Insurance Policy.

    K. The Company shall have furnished to the Underwriters a certificate, dated the Closing Date and signed by the Chairman of the Board, the President or a Vice President of the Company stating that the signer of such certificate has carefully examined the Registration Statement (excluding any documents incorporated therein by reference), the Prospectus, the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge based upon reasonable investigation:

         1. The representations and warranties of the Company in this Agreement and all related agreements are true and correct as of the Closing Date; the Company has complied with all agreements and satisfied all the conditions on its part to be satisfied on or prior to the Closing Date.

         2. There has been no amendment or other document filed affecting the charter documents or the by-laws of the Company since March 2, 1995 and no such amendment has been authorized. No event has occurred that has affected the good standing of the Company under the laws of the State of Delaware.

         3. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from the end of the fiscal quarter immediately proceeding the fiscal quarter in which the Closing Date occurs.

         4. There are no actions, suits or proceedings pending with respect to which it has received service of process or, to the best of such officer's knowledge, threatened against or affecting the Company that, if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect the Company's obligations under the Pooling and Servicing Agreement or this Agreement in any material way; no merger, liquidation, dissolution or bankruptcy of the Company is pending or contemplated.

    L. The Trustee shall have furnished to the Underwriters a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and the acceptance by the Trustee of the Trust Fund created thereby and the due execution, authentication and delivery of the Certificates by the Trustee thereunder and such other matters as the Representative shall reasonably request.

    M. The Certificate Insurance Policy and the Insurance Agreement shall have been issued by the Certificate Insurer and shall have been duly authenticated by an authorized agent of the Certificate Insurer, if so required under applicable state law or regulations.

    N. The Offered Certificates shall be rated not lower than the required ratings set forth under the heading "Ratings" in the Prospectus Supplement.

    O. The Company shall, by the Closing Date, have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably have requested pursuant to a request made not less than three full Business Days prior to the Closing Date.

    P. Prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

    Q. Subsequent to the execution and delivery of this Agreement, none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;
(ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it in each of the instances set forth in clauses (i), (ii),
(iii) and (iv) herein, in the reasonable judgment of the Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Certificates on the terms and in the manner contemplated in the Prospectus.

    R. The Representative shall have received from KPMG Peat Marwick LLP, certified public accountants, (a) a letter, dated on or before the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriters, addressed to each of the Underwriters to the effect that they have performed certain specified procedures requested by the

Representative with respect to the information set forth in the Prospectus and certain matters relating to the Company and (b) the letter prepared pursuant to Section V.N.

    S. The Representative and counsel for the Underwriters shall have received copies of any opinions of counsel supplied to the Rating Agencies relating to any matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to each of the Underwriters or accompanied by reliance letters to the Representative or shall state that each of the Underwriters may rely upon them.


    T. On or prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change in rating the direction of which has not been indicated, in the rating accorded the Certificate Insurer's claims paying ability by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Securities Act.

    U. Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in a condition, financial or otherwise, or in the earnings, business, properties or operations of (A) the Company and its subsidiaries or (B) the Certificate Insurer, that is, in the Representative's judgment, material and adverse and that makes it, in the Representative's judgment, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

    If any of the conditions specified in this Section VI shall not have been fulfilled in all material respects when and as provided herein, this Agreement and all obligations of an Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by such Underwriter. The applicable Underwriter shall give notice of such cancellation to the Company in writing, or by telephone confirmed in writing. Such cancellation shall be without liability of any party to any other party except as provided in Section VII.

    All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonable satisfactory to counsel for the Underwriters.

    SECTION VII. Payment of Expenses. If the transaction closes, or if the transaction fails to close other than as a result of a failure of the Underwriters to perform hereunder, the Company agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Certificates and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto (including the Prospectus);
(c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement;
(e) the fees and
expenses of qualifying the Certificates under the securities laws of the several jurisdictions as provided in Section V.I hereof and of preparing, printing and distributing a "blue sky" memorandum (including any related fees and expenses of counsel to the Underwriters); (f) any fees charged by the Rating Agencies for rating the Offered Certificates; (g) the cost of the accountant's letter relating to the Prospectus; (h) the fees and expenses of the Certificate Insurer (other than the fees payable pursuant to the Pooling and Servicing Agreement); (i) the cost of any accountant's comfort letters that the Underwriters request relating to any Computational Materials or ABS Term Sheets (except that the cost of any accountant's comfort letters that the Underwriters request relating to any corrected Computational Materials or ABS Term Sheets shall be at the expense of the Underwriter requesting same);
and (j) all other costs and expenses incident to the performance of the obligations of the Company (including costs and expenses of its counsel); provided, however, that the Underwriters shall pay any transfer taxes on the Offered Certificates that they may sell and the expenses of advertising any offering of the Offered Certificates made by the Underwriters.

    If this Agreement is terminated by either Underwriter in accordance with the provisions of Section VI or Section XI, whether or not the transactions contemplated hereunder are consummated, the Company shall cause such Underwriter to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of counsel for such Underwriter, except that the Company shall not be obligated under this Agreement to reimburse such Underwriter for reasonable out-of-pocket expenses, excluding fees and disbursements of counsel for such Underwriter, if this Agreement is terminated by either Underwriter in accordance with Section VI.Q herein.

    SECTION VIII. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) were caused by (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period mentioned in Section V.G and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or were caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities were caused by any such untrue statement or omission or alleged untrue statement or omission made therein based upon and in conformity with (i) the information furnished in writing to the Company by either Underwriter specifically for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus or any revision or amendment thereof or supplement thereto and (ii) any information in any Computational Materials or ABS Term Sheets or Collateral Term Sheets, as applicable (except to the extent such losses, claims, damages or liabilities, or actions in respect thereof, are based on errors in such Computational Materials or ABS Term Sheets caused directly by errors described in clause (b) below), required to be provided by the Underwriters to the Company pursuant to Section IV.B or (b) any error contained in the Mortgage Pool information provided to the Underwriters by the Company for use in connection with the preparation by the Underwriters of Computational Materials or ABS Term Sheets. Such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus (or supplement thereto) shall not inure to the benefit of the Underwriters (or any person controlling either of the Underwriters) from whom the person asserting any loss, claim, damage or liability purchased the Offered Certificates that are the subject thereof if such person did not receive a copy of the supplement to such Prospectus at or prior to the confirmation of the sale of such Certificates and the untrue statement or omission of a material fact contained in such Prospectus (or supplement thereto) was corrected (a "Corrected Statement") in such other supplement and such supplement was furnished by the Company to the Underwriters prior to the delivery of such confirmation.

    The Underwriters agree, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who sign the Registration Statement and any person controlling the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to (i) information relating to either Underwriter furnished in writing to the Company by such Underwriter specifically for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus or any revision or amendment thereof or supplement thereto and
(ii) any Computational Materials or ABS Term Sheets, as applicable, except for errors therein caused directly by errors contained in the Mortgage Pool information provided to the Underwriters by the Company for use in connection with the preparation by the Underwriters of such materials.

    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding within thirty days after a statement therefor is received by the indemnifying party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party, in connection with any proceeding or relating proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to the first paragraph of this Section VIII and by the Company in the case of parties indemnified pursuant to the second paragraph of this Section VIII. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    To the extent the indemnification provided for this Section VIII is available to an indemnified party under the first or second paragraph of this
Section VIII or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other, from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and of each of the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and each of the Underwriters on the other, in connection with the offering of the Offered Certificates shall be deemed to be in the same respective proportions that the total net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by each of the Underwriters in respect thereof, respectively, bear to the aggregate public offering price of the Offered Certificates. The relative fault of the Company on the one hand, and of each of the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the

Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Underwriter's obligation to contribute pursuant to this
Section VIII is several in proportion to the respective principal amounts of the Offered Certificates it has purchased hereunder, and not joint.

    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section VIII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section VIII, neither Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in connection with the Offered Certificates underwritten and distributed to the public by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for this Section VIII are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

    The indemnity and contribution agreements contained in this Section VIII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters or any person controlling either of the Underwriters or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of any payment for any of the Offered Certificates.

    SECTION IX. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in agreements delivered pursuant hereto or certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Company and shall survive delivery of any Offered Certificates to the Underwriters.

    SECTION X. Default by an Underwriter. If either of the Underwriters shall fail to purchase and pay for any of the Offered Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriter shall be obligated severally to take up and pay for the Offered Certificates that the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Offered Certificates that the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate principal amount of all of the Offered Certificates set forth in the Prospectus Supplement, the remaining Underwriter shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Certificates, and if such nondefaulting Underwriter does not purchase all the Offered Certificates, this Agreement will terminate without liability to the nondefaulting Underwriter or the Company. In the event of a default by either Underwriter as set forth in this Section X, the Closing Date shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriter shall determine in order that required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the Company and to the nondefaulting Underwriter for damages occasioned by its defaulting hereunder.

    SECTION XI. Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Company, at any time at or prior to the Closing Date if any of the events or conditions described in Section VI.Q of this Agreement shall occur and be continuing. In the event of any such termination, the provisions of Section VII, the indemnity agreement set forth in
Section VIII, and the provisions of Sections IX and XIV shall remain in effect.

    SECTION XII. Notices. All statements, requests, notices and agreements hereunder shall be in writing and effective only on receipt, and:

         (i) if to the Underwriters, shall be delivered or sent by overnight mail or facsimile transmission (confirmed by overnight mail) to the Representative at its address set forth above, Attention: General Counsel, telecopy number (212) 778-3716; and

         (ii) if to the Company, shall be delivered or sent by overnight mail or facsimile transmission (confirmed by overnight mail) to 13111 Northwest Freeway, Suite 301, Houston, Texas 77040, Attention: General Counsel, telecopy number (713) 895-3805.

    SECTION XIII. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit and be binding upon the Underwriters and the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section XIII, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

    SECTION XIV. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them. The provisions of Sections V, VII and VIII hereof shall survive the termination or cancellation of this Agreement.

    SECTION XV. Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

    SECTION XVI. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law rules thereof.

    The parties hereto submit to the jurisdiction of the United States District Court for the Southern District of New York and the appellate court thereof, to the extent jurisdiction is proper therein, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined, to the extent permitted by law, in such federal court.

    SECTION XVII. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

    SECTION XVIII. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

    SECTION XIX. Amendments and Waivers. This Agreement may be amended, modified, altered or terminated, and any of its provisions waived, only in a writing signed on behalf of the Company and the Representative.

    If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

                             Very truly yours,

                             EQUIVANTAGE ACCEPTANCE CORP.


                             By:  /s/ Elizabeth Folk
                                  -------------------------------
                                  Name:     Elizabeth Folk
                                  Title:     Senior Vice President



CONFIRMED AND ACCEPTED, as
of the date first above written:

PRUDENTIAL SECURITIES INCORPORATED
    Acting on its own behalf and as
    Representative of the Underwriters
    referred to in the foregoing Agreement


By:  /s/ Len Blum
     ----------------------------

    Name:     Len Blum
    Title:    Managing Director

                                      Schedule I


               EquiVantage Home Equity Loan Trust 1997-4, Series 1997-4
                         Registration Statement No. 333-22343

                       Base Prospectus dated November 25, 1997
                    Prospectus Supplement dated November 25, 1997


    Title of Certificates:                  Class A-1

         Amount of Certificates:       $29,380,000 (approximate)

         Pass-Through Rate:            LIBOR* + 0.17% per annum

         Purchase Price Percentage:    99.70%

         Cut-off Date:                 December 1, 1997

         Closing:                      December 15, 1997

         Denominations:                $1,000 and integral multiples
                                       of $1.00 in excess thereof



    Title of Certificates:                  Class A-2

         Amount of Certificates:       $21,000,000 (approximate)

         Pass-Through Rate             6.640% per annum

         Purchase Price Percentage:    99.70%    (plus accrued interest
                                                 from the Cut-off Date at
                                                 applicable Pass-Through
                                                 Rate)

         Cut-off Date:                 December 1, 1997

         Closing:                      December 15, 1997

         Denominations:                $1,000 and integral multiples
                                       of $1.00 in excess thereof


* As defined in the Prospectus Supplement.

                                 Schedule I-1

    Title of Certificates:                  Class A-3

         Amount of Certificates:       $14,000,000 (approximate)

         Pass-Through Rate:            With respect to any Payment Date* that
                                       occurs prior to the Step-Up Payment
                                       Date*, 7.045% per annum and, with
                                       respect to any Payment Date on the
                                       Step-Up Payment Date or thereafter,
                                       7.545% per annum

         Purchase Price Percentage:    99.70%    (plus accrued interest from
                                            the Cut-off Date at applicable
                                            Pass-Through Rate)

         Cut-off Date:                 December 1, 1997

         Closing:                      December 15, 1997

         Denominations:                $1,000 and integral multiples
                                       of $1.00 in excess thereof



    Title of Certificates:                  Class A-4

         Amount of Certificates:       $7,000,000 (approximate)

         Pass-Through Rate:            With respect to any Payment Date that
                                       occurs prior to the Step-Up Payment
                                       Date, 6.705% per annum and, with respect to any Payment Date on the Step-Up
                                       Payment Date or thereafter, 7.205% per
                                       annum

         Purchase Price Percentage:    99.70%    (plus accrued interest from
                                            the Cut-off Date at applicable
                                            Pass-Through Rate)

         Cut-off Date:                 December 1, 1997

         Closing:                      December 15, 1997

         Denominations:                $1,000 and integral multiples
                                       of $1.00 in excess thereof



* As defined in the Prospectus Supplement.

                                 Schedule I-2

    Title of Certificates:                  Class A-5

         Amount of Certificates:       $28,620,000 (approximate)

         Pass-Through Rate:            LIBOR + 0.24% for each Accrual Period*on
                                       or prior to the Clean-Up Call Date*;
                                       LIBOR + 0.48% thereafter

         Purchase Price Percentage:    99.70%

         Cut-off Date:                 December 1, 1997

         Closing:                      December 15, 1997

         Denominations:                $1,000 and integral multiples
                                       of $1.00 in excess thereof


Representative:  Prudential Securities Incorporated

Date, Time and Location of Settlement: 10:00 a.m. on December 15, 1997
                                       at the offices of Andrews &
                                       Kurth L.L.P., 1701 Pennsylvania
                                       Avenue, N.W., Suite 200,
                                       Washington, DC 20006





* As defined in the Prospectus Supplement.


                                 Schedule I-3

                                Schedule II


                                      Class ofCertificates                    Principal Amount of Certificates
Name of Underwriter                   Purchased by suchUnderwriter            Purchased by such Underwriter


Prudential Securities Incorporated          Class A-1                         $14,690,000
                                            Class A-2                         $10,500,000
                                            Class A-3                         $ 7,000,000
                                            Class A-4                         $ 3,500,000
                                            Class A-5                         $14,310,000
                                                                             ------------
                                                 TOTAL                        $50,000,000
                                                                             ============


                                  Class of Certificates                   Principal Amount ofCertificates
Name of Underwriter               Purchased by suchUnderwriter                 Purchased by such Underwriter


First Union Capital Markets Corp.      Class A-1                            $14,690,000
                                       Class A-2                            $10,500,000
                                       Class A-3                            $ 7,000,000
                                       Class A-4                            $ 3,500,000
                                       Class A-5                            $14,310,000
                                                                            ------------
                                       TOTAL                                $50,000,000
                                                                            ============


                                 SCHEDULE II